Exhibit 99.1

ITT EDUCATIONAL SERVICES, INC. REPORTS 2006 FIRST QUARTER RESULTS,

NEW STUDENT ENROLLMENT INCREASED 14.7 PERCENT

CARMEL, IN, April 27, 2006—ITT Educational Services, Inc. (NYSE: ESI), a leading for-profit provider of postsecondary degree programs, today reported that new student enrollment in the first quarter of 2006 increased 14.7 percent to 11,264 compared to 9,824 in the same period of 2005. Total student enrollment increased 5.6 percent to 43,868 as of March 31, 2006, compared to 41,557 as of March 31, 2005. The enrollment numbers and percentages referenced above in this paragraph exclude international enrollments.

Earnings per share (“EPS”) in the first quarter of 2006 increased 40.6 percent to $0.45 compared to $0.32 in the first quarter of 2005. Before the effect of the stock-based compensation expense, EPS in the first quarter of 2006 would have been $0.47, a 46.9 percent increase, compared to $0.32 in the same period of 2005. The reconciliation to the company’s condensed consolidated statements of income for the financial measure in this paragraph that is not under generally accepted accounting principles is provided in the table below and on the company’s website at www.ittesi.com.

The company provided the following information for the three months ended March 31, 2006 and 2005:

Financial and Operating Data For The Three Months Ended March 31, Unless Otherwise Indicated
(Dollars in thousands, except per share and per student data)
	2006	2005	Increase/ (Decrease)

Revenue	$176,315	$160,153	10.1%
Operating Income	$30,229	$23,126	30.7%
Operating Margin	17.1%	14.4%	270 bp
Net Income	$20,474	$15,028	36.2%
Earnings Per Share (diluted)	$0.45	$0.32	40.6%
Stock-Based Compensation Expense Per Share (diluted), Net of Tax	$0.03	N/A	--
Earnings Per Share (diluted) Before Stock-Based Compensation Expense, Net of Tax (A)	$0.47	$0.32	46.9%
New Student Enrollment (B)	11,264	9,824	14.7%
Continuing Students (B)	32,604	31,733	2.7%
Total Student Enrollment as of March 31 (B)	43,868	41,557	5.6%
Online Course Registrations (C)	36,073	25,425	41.9%
Quarterly Persistence (Retention) Rate (D)	75.8%	77.6%	(180) bp
Revenue Per Student (B)	$4,102	$3,918	4.7%
Cash, Cash Equivalents, Restricted Cash and Investments as of March 31	$287,572	$351,320	(18.1)%
Bad Debt Expense as a Percentage of Revenue	1.4%	1.8%	(40) bp
Days Sales Outstanding as of March 31	5.0	7.2	(2.2) days
Deferred Revenue as of March 31	$179,326	$150,663	19.0%
Debt	$0	$0	--
Diluted Shares of Common Stock Outstanding	45,798,000	47,079,000	--
Shares of Common Stock Repurchased	2,225,700 (E)	0	--
Land and Building Purchases	$4,949 (F)	$9,584 (G)	(48.4)%
Number of New Colleges Opened	3	0	--
Number of New Learning Sites Opened	2	2	--
Capital Expenditures, Net	$3,613	$3,146	14.8%

___________________

(A)

In evaluating the company’s performance, the company’s management uses this measurement that is not under generally accepted accounting principles (“GAAP”) and is, therefore, a non-GAAP financial measure. Although the non-GAAP financial measure excludes a non-cash cost to the company, management compensates for this by also using the GAAP measure. The non-GAAP financial measure should be considered in addition to, but not as a substitute for, the measure prepared in accordance with GAAP. Effective January 1, 2006, the company adopted Statement of Financial Accounting Standards No. 123R, “Share-Based Payment,” which prescribes the accounting for equity instruments (including stock options and restricted stock) exchanged for services. Stock-based compensation is measured at the grant date, based on the calculated fair value of the grant, and is recognized as an expense over the service period applicable to the grantee. The service period is the period of time that the grantee must provide services to the company before the stock-based compensation is fully vested. Prior to 2006, in accordance with existing accounting guidance, the company did not recognize any compensation expense in its financial statements for most of the stock-based compensation granted. The company believes that Earnings Per Share (diluted) Before Stock-Based Compensation Expense, Net of Tax provides useful information to investors, because it provides investors with a meaningful year-over-year comparison of the company’s financial performance. After the company’s 2006 fiscal year, investors will be able to make like comparisons of the company’s Earnings Per Share (diluted) to the same prior year period’s Earnings Per Share (diluted) without having to exclude stock-based compensation expense, because the stock-based compensation expense will be included in the calculation of the company’s Earnings Per Share (diluted) in both periods. Earnings Per Share (diluted) Before Stock-Based Compensation Expense, Net of Tax, is useful to the company’s management in its analysis of the company’s financial condition and results of operations. The company’s management uses Earnings Per Share (diluted) Before Stock-Based Compensation Expense, Net of Tax to facilitate comparison of its performance across reporting periods and to evaluate its (i) financial performance against internal budgets, (ii) success in achieving incentive compensation goals and (iii) core operating results. Earnings Per Share (diluted) Before Stock-Based Compensation Expense, Net of Tax can be reconciled to Earnings Per Share (diluted) as shown in the two lines of the table immediately preceding this entry. Individually, Earnings Per Share (diluted) and Stock-Based Compensation Expense Per Share (diluted), Net of Tax for the three months ended March 31, 2006, calculate to be $0.45 and $0.03, respectively. Due to rounding, Earnings Per Share (diluted) Before Stock-Based Compensation Expense, Net of Tax, calculates to be $0.47.

(B)	Excludes international enrollments.
(C)	Excludes any online courses that the company’s international enrollments may have been registered to take.
(D)	Represents the number of Continuing Students in the quarter, divided by the Total Student Enrollment as of the end of the immediately preceding quarter.
(E)	For approximately $140.1 million or at an average price of $62.96 per share.
(F)	Represents construction costs associated with renovating and building the facilities of 11 of the company’s colleges.
(G)	Represents the purchase of the facilities of one of the company’s colleges and construction costs associated with building the facilities of four of the company’s colleges.

Rene R. Champagne, Chairman and CEO of ITT/ESI, said, “We are very pleased with our performance in the first quarter of 2006. The implementation of our growth initiatives has positioned us well to enhance shareholder value over the long term. Our outlook for the balance of 2006 remains positive.”

Kevin M. Modany, President and Chief Operating Officer of ITT/ESI, said, “Our marketing and recruiting efforts, coupled with our geographic and programmatic expansion, helped us produce a strong increase in new student enrollment. In the three months ended March 31, 2006, compared to the same period in 2005, new student enrollment increased 14.7 percent while our advertising expenditures increased only 13.9 percent.”

Modany continued, “During the quarter, we began operations at our 82nd college in Clovis (Fresno), CA, our 83rd college in Lexington, KY and our 84th college in Oklahoma City, OK. In addition, we began operations at our 5th learning site in Culver City (Los Angeles), CA and our 6th learning site in Vista (San Diego), CA. These new locations, together with our other geographic expansion activities during the quarter, will help us achieve our internal goal of opening five to six new colleges and five to six new learning sites in fiscal 2006.”

Modany said, “Our efforts to diversify our curriculum offerings continue. Fourteen percent of our student body was enrolled in non-technology programs as of March 31, 2006 compared to 7 percent at the same point in the prior year. Expanding our bachelor degree offerings remains one of our key growth initiatives. Approximately 27 percent of our students were enrolled in bachelor degree programs as of March 31, 2006 compared to approximately 21 percent at the same point in 2005. We also continue to focus on developing new programs of study. During the second half of 2006, we plan to begin offering several new non-technology and technology-related programs that will be taught both in residence and online.”

Daniel M. Fitzpatrick, Senior Vice President and CFO of ITT/ESI, said, “As of January 1, 2006, we began expensing our stock-based compensation in accordance with new accounting requirements, which reduced first quarter EPS by $0.03. We estimate that our stock-based compensation expense for all of 2006 will reduce our full year fiscal 2006 EPS by approximately $0.05. In addition, the costs associated with the hurricane-related closure and re-start of our St. Rose (New Orleans), LA college in 2005 reduced first quarter EPS by $0.01. We estimate that our full year fiscal 2006 EPS will be negatively impacted by approximately $0.04 as our college in St. Rose rebuilds its student enrollment over the next several quarters.”

Fitzpatrick noted, “In the three months ended March 31, 2006, we repurchased 2.2 million shares of our common stock at an average purchase price of $62.96 per share or $140.1 million in total. We intend to continue repurchasing our shares throughout the remainder of 2006.”

The company announced that on April 25, 2006, its Board of Directors authorized the repurchase of up to an additional 5,000,000 shares of its outstanding common stock beyond the company’s remaining repurchase authorization of 1,062,000 shares. The shares may be repurchased, from time to time depending on market conditions and other considerations, in the open market or through privately negotiated transactions in accordance with Rule 10b-18 of the Securities Exchange Act of 1934, as amended.

Fitzpatrick said, “Bad debt expense as a percentage of revenue declined to 1.4 percent in the three months ended March 31, 2006 compared to 1.8 percent in the same period during 2005. Days sales outstanding as of March 31, 2006 were 5.0 days, a 2.2 day decrease compared to 7.2 days at the same point in 2005.”

Fitzpatrick closed by noting, “The fundamentals of the company remain strong, and our internal goal for 2006 EPS remains in the range of $2.66 to $2.69.”

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based upon the current expectations and beliefs of the company's management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: business conditions and growth in the postsecondary education industry and in the general economy; changes in federal and state governmental regulations with respect to education and accreditation standards, or the interpretation or enforcement thereof, including, but not limited to, the level of government funding for, and the company's eligibility to participate in, student financial aid programs utilized by the company's students; the company’s failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to;

effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its institutes; the company's ability to implement its growth strategies; the company’s failure to maintain or renew required regulatory authorizations or accreditation of its institutes; receptivity of students and employers to the company's existing program offerings and new curricula; loss of access by the company's students to lenders for student loans; the company’s ability to successfully defend litigation and other claims brought against it; and other risks and uncertainties detailed from time to time in the company's filings with the Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

FOR FURTHER INFORMATION:

COMPANY:	WEB SITE:
Nancy Brown	www.ittesi.com
Director Corporate Relations
(317) 706-9260

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)

	As of
	March 31, 2006	December 31, 2005	March 31, 2005
	(unaudited)		(unaudited)
Assets
Current assets
Cash and cash equivalents	$6,672	$13,735	$25,575
Short-term investments	270,879	388,152	320,563
Accounts receivable, net	9,775	13,989	12,785
Deferred and prepaid income tax	4,015	7,030	8,128
Prepaids and other current assets	30,264	14,102	14,898
Total current assets	321,605	437,008	381,949

Property and equipment, net	131,070	127,406	107,180
Direct marketing costs, net	18,392	17,490	15,609
Investments	9,521	9,538	5,182
Restricted cash	500	500	--
Other assets	578	549	981
Total assets	$481,666	$592,491	$510,901

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$42,185	$56,101	$36,748
Accrued compensation and benefits	9,010	10,344	10,837
Accrued taxes	10,023	3,998	10,539
Other accrued liabilities	5,818	5,242	20,034
Deferred revenue	179,326	175,454	150,663
Total current liabilities	246,362	251,139	228,821

Deferred income tax	14,432	15,364	10,778
Minimum pension liability	9,899	9,899	9,101
Other liabilities	7,737	7,495	7,069
Total liabilities	278,430	283,897	255,769

Shareholders' equity
Preferred stock, $.01 par value,
5,000,000 shares authorized, none
issued or outstanding	--	--	--
Common stock, $.01 par value, 300,000,000
shares authorized, 54,068,904 issued
and outstanding	540	540	540
Capital surplus	65,473	68,715	61,872
Retained earnings	410,153	389,679	308,172
Accumulated other comprehensive loss	(6,016)	(6,016)	(5,532)
Treasury stock, 10,322,431, 8,377,780 and 7,903,325 shares, at cost	(266,914)	(144,324)	(109,920)
Total shareholders' equity	203,236	308,594	255,132
Total liabilities and shareholders' equity	$481,666	$592,491	$510,901

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except earnings per share and supplemental data)

	Three Months
	Ended March 31,
	(unaudited)
	2006	2005

Revenue	$176,315	$160,153

Costs and expenses
Cost of educational services	90,404	80,121
Student services and administrative expenses	56,112	49,194
Special legal and other investigation costs	(430)	7,712
Total costs and expenses	146,086	137,027

Operating income	30,229	23,126

Interest income, net	2,507	1,714

Income before income taxes	32,736	24,840

Income taxes	12,262	9,812

Net income	$20,474	$15,028

Earnings per share:
Basic	$0.46	$0.33
Diluted	$0.45	$0.32

Supplemental Data:
Cost of educational services	51.3%	50.0%
Student services and administrative expenses	31.8%	30.8%
Special legal and other investigation costs	(0.2%)	4.8%
Operating margin	17.1%	14.4%
Student enrollment at end of period	43,868	41,557
Technical institutes at end of period	84	77
Shares for earnings per share calculation:
Basic	44,823,000	46,086,000
Diluted	45,798,000	47,079,000

Effective tax rate	37.5%	39.5%

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Three Months
	Ended March 31,
	(unaudited)
	2006	2005
Cash flows from operating activities:
Net income	$20,474	$15,028
Adjustments to reconcile net income to net cash
from operating activities:
Depreciation and amortization	4,898	4,296
Provision for doubtful accounts	2,549	2,871
Deferred income taxes	(764)	(3,604)
Excess tax benefit from stock option exercises	(3,164)	2,005
Stock-based compensation expense	1,921	--
Changes in operating assets and liabilities:
Restricted cash	--	8,194
Accounts receivable	1,665	(5,226)
Prepaids and other assets	(16,191)	(9,482)
Direct marketing costs, net	(902)	(896)
Accounts payable and accrued liabilities	(14,432)	8,864
Income and other taxes	12,036	(3,198)
Deferred revenue	3,872	(6,129)
Net cash flows from operating activities	11,962	12,723

Cash flows from investing activities:
Facility expenditures and land purchases	(4,949)	(9,584)
Capital expenditures, net	(3,613)	(3,146)
Proceeds from sales and maturities of investments	372,535	193,747
Purchase of investments	(255,245)	(180,559)
Net cash flows from investing activities	108,728	458

Cash flows from financing activities:
Excess tax benefit from stock option exercises	3,164	--
Proceeds from stock option exercises	9,218	3,005
Purchase of treasury stock	(140,135)	--
Net cash flows from financing activities	(127,753)	3,005

Net change in cash and cash equivalents	(7,063)	16,186

Cash and cash equivalents at beginning of period	13,735	9,389

Cash and cash equivalents at end of period	$6,672	$25,575